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                                                                    EXHIBIT 10.4


                        COUNTRYWIDE FINANCIAL CORPORATION
                                SENIOR MANAGEMENT
                                 INCENTIVE PLAN

                                 JANUARY 1, 2005

SECTION 1: PURPOSES

The purposes of the Countrywide Financial Corporation Senior Management Incentive Plan (the "Plan") are to (i) promote the success and growth of the Company and its business units; (ii) increase shareholder value; (iii) provide certain Executive Officers with an opportunity to receive incentive compensation dependant upon that success and growth; and (iv) attract, retain and motivate such individuals. To accomplish these purposes, the Company will provide certain Performance Goals and Target Awards to Participants if certain conditions precedent are satisfied and the Participant continues in the employ of the Company for the periods described in this Plan.

SECTION 2: DEFINITIONS

         2.1 "ARBITRATION AGREEMENT" means the latest version of the Company-wide Agreement to Arbitrate Claims in effect at the time of eligibility for participation in the Plan.

         2.2 "AWARD" means an incentive award made pursuant to the Plan. An Award may be paid in the form of cash, Restricted Stock or a combination of cash and Restricted Stock.

         2.3 "BENEFICIARY" means the person(s) designated by the Participant in PeopleSoft as his or her beneficiary in the event of his or her death while a Participant or, in the absence of such designation, the Participant's estate.

         2.4      "BOARD OF DIRECTORS" means the Board of Directors of the
                  Company.

         2.5 "CAUSE" means (1) any act of (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company, (2) willful violation of any law, rule or regulation in connection with the performance of the Participant's duties (other than traffic violations or similar offenses), (3) commission of any act of moral turpitude or conviction of a felony or (4) entry of an order duly issued by any federal or state regulatory agency having jurisdiction in the matter removing Participant from office of the Company or its subsidiaries or permanently prohibiting the Participant


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                  from participating in the conduct of the affairs of the
                  Company or any of its subsidiaries.

         2.6 "COMMITTEE" means the Compensation Committee of the Board of Directors with respect to Executive Officers and the Chief Administrative Officer with respect to Participants who are not Executive Officers.

         2.7 "COMPANY" means Countrywide Financial Corporation and its successors and shall include any subsidiaries of the Company, except where the context indicates otherwise.

         2.8 "DISABILITY" means the event of Participant's qualifying for permanent disability benefits under the Company's Long Term Disability Plan (the "LTD Plan"), or if Participant does not participate in the LTD Plan, would have qualified for permanent disability had the Participant been a participant in the LTD Plan. The determination of Disability shall be made after 30 days notice to Participant and only if Participant has not returned to performance of his duties during such 30-day period.

         2.9 "ELIGIBLE EMPLOYEE" means an employee of the Company who has satisfied the participation requirements of Section 3

         2.10 "EXECUTIVE OFFICER" means an Officer of the Company who is designated as an Executive Officer by the Committee.

         2.11 "INCENTIVE PLAN" means that document that sets forth Target Awards, Performance Goals and weightings with respect to one or more Performance Criteria.

         2.12 "PARTICIPANT" means a Senior Manager designated from time to time pursuant to Section 3 to participate in the Plan and who has read and agreed in writing to the terms and conditions of the applicable Performance Goals and the Plan.

         2.13 "PERFORMANCE CRITERIA" means one or more of the criteria set forth below selected by the Company to measure performance for a Plan Year:

                  (i) Gross and/or Net Revenue (in the aggregate or attributable to specific products)

                  (ii)     Gross and/or Net Income

                  (iii)    Operating Income

                  (iv)     Costs and Expenses

                  (v)      Operating Cash Flow


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                  (vi)     Share Price

                  (vii)    Earnings per Share

                  (viii)   Return on Investment

                  (ix)     Return on Assets

                  (x)      Return on Capital

                  (xi)     Return on Equity

                  (xii)    Market Share

                  (xiii)   Total Shareholder Return

                  (xiv)    EBIT or EBITDA

                  (xv) EmployeeRetention, Development, Succession Planning, etc.

                  (xvi)    Objective Goals set for a Participant

                  (xvii)   Cost of Goods Sold and Gross Margin

                  (xviii)  Diversity

                  (xix)    Compliance

                  (xx)     Internal Audit/Risk Assessment

The Performance Criteria may be expressed or measured at the individual, function, department, division, region, unit, subsidiary, affiliate or Company level or any combination thereof. The Performance Criteria set forth above involving corporate objectives may be specified in absolute terms (including, for example, the completion of a pre-existing project), in ratios, in percentages, or in terms of growth from period to period or over time, as well as relative to an established or specially created performance index of the Company's competitors or peers. Except in the case of individual Objective Goals, Performance Criteria shall be measured and determined in accordance with generally accepted accounting principles, as consistently applied by the Company.

         2.14 "PERFORMANCE GOAL" means the level of performance, either in absolute terms or as compared to one or more other companies or indices, established as the Performance Goal with respect to a Performance Criteria or indices.

         2.15 "PLAN" means the Countrywide Financial Corporation Senior Management Incentive Plan.

         2.16     "PLAN YEAR" means the fiscal year of the Company.

         2.17 "RESTRICTED STOCK" means shares of common stock of the Company that are subject to restrictions as set forth in the 2000 Equity Incentive Plan of the Company or any successor plan.

         2.18 "SENIOR MANAGEMENT" OR "SENIOR MANAGER" means Senior Managing Directors and Managing Directors of the Company.



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         2.19     "TARGET AWARD" means an amount approved by the Committee as a
                  Participant's Target Award upon attainment of a Performance Goal.

SECTION 3: PARTICIPATION

         3.1 ELIGIBILITY. Subject to Sections 3.2 ,3.3 and 3.4 below, Participants for any Plan Year shall be selected and approved by the Committee from among the Senior Management of the Company. If due to hiring, promotion, or demotion, the Committee determines that an Employee should be eligible to participate in the Plan for a Plan Year, or that a Participant should cease to be so eligible, in either case, after the commencement of the Plan Year, then, the Committee shall have the discretion to provide that such individual shall be eligible for a prorated Award, as and to the extent it may determine. The selection of a Senior Manager as a Participant for a Plan Year shall not entitle such individual to be selected as a Participant with respect to any other Plan Year.

         3.2 CONTINUING OBLIGATION. As a condition to participation in the Plan, the Participant specifically agrees that during the period of the Participant's employment and for a period of twelve (12) months following termination of employment for any reason whatsoever, the Participant shall not disrupt, damage, impair or interfere with the business of the Company in any manner, including without limitation, by directly or indirectly soliciting or inducing, or attempting to solicit or induce, any employee to leave the employ of the Company, or by inducing an employee to sever or modify that person's relationship with the Company.

         3.3 ARBITRATION AGREEMENT. As a further condition to participation in the Plan, the Participant must have executed an Arbitration Agreement.

         3.4 ACTIVE EMPLOYMENT. As a further condition to participation in the Plan, the Participant specifically agrees that unless otherwise provided herein, as a condition precedent to eligibility for any portion of an Award, an Eligible Employee must be employed in active status from the date he or she first became a Participant for a Plan Year through the date of payment.

SECTION 4: AWARDS

         4.1 TARGET AWARDS AND PERFORMANCE GOALS. The Committee shall approve for each Participant for such year Target Awards and Performance Goals and weightings with respect to one or more Performance Criteria. Target Awards, Performance Criteria, Performance Goals and



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                  weightings may vary from Plan Year to Plan Year and
                  Participant to Participant, and may cover a period greater than a single Plan Year.

         4.2 DETERMINATION OF AWARDS. The actual Award payable to a Participant will be determined by the Company and approved by the Committee based on (i) the Participant's Target Award (ii) the extent to which the Performance Goals have been achieved, and (iii) the weighting established with respect to the applicable Performance Criteria. The Committee may reduce the amount of an Award in the event there is a substantial distortion in EPS for the Plan Year in respect of which an Award is being paid resulting from an acquisition, a divestiture, or a change in accounting standards.

         4.3 PAYMENT OF AWARDS. Awards will be paid in a single installment as soon as practicable after the close of the Plan Year for which they are made. Except as otherwise provided in Section 5, it is a condition precedent to the payment of any Award that the Participant be employed in active status through the date the Award is made. Subject to such terms and conditions and within such limits as may from time to time be established, one or more Participants may defer the receipt of cash amounts payable under the Plan pursuant to the Company's Executive Deferred Compensation Plan or any successor plan.

SECTION 5: TERMINATION OF EMPLOYMENT

         5.1 DEATH OR DISABILITY. If a Participant's employment with the Company terminates due to death or Disability, the Participant or his or her Beneficiary, as the case may be, will be paid a prorated Award in cash for such year as soon as practicable after such Plan Year.

         5.2 CAUSE. If a Participant's employment with the Company is terminated for Cause, the right to the payment of an Award in respect of a Plan Year and all other rights under this Plan will be forfeited, and no Award will be made hereunder to or in respect of such Participant.

SECTION 6: ADMINISTRATION

         6.1 IN GENERAL. Except as otherwise provided in the Plan, the Committee, will have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan,



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                  and (v) to correct any defect, supply any omission and
                  reconcile any inconsistency in the Plan.

         6.2 DETERMINATIONS. The actions and determinations of the Committee or its designee on all matters relating to the Plan and any Awards, including the authority to decide whether to pay or not pay an Award in case of a failure to satisfy a conditions precedent will be final and conclusive. Such determinations need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

         6.3 APPOINTMENT OF EXPERTS. The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

         6.4 BOOKS AND RECORDS. The Committee shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

         6.5 PAYMENT OF EXPENSES. The Company shall pay all expenses of administering the Plan, including, but not limited to, the payment of professional and expert fees.

SECTION 7: MISCELLANEOUS

         7.1 NONASSIGNABILITY. No Award will be assignable or transferable (including pursuant to a pledge or security interest) other than by will or by laws of descent and distribution.

         7.2 TAX WITHHOLDING. Whenever payments under the Plan are to be made or deferred, the Company will withhold therefrom, or from any other amounts payable to or in respect of the Participant, an amount sufficient to satisfy any applicable governmental tax withholding requirements related thereto.

         7.3 AMENDMENT OR TERMINATION OF THE PLAN. The Plan may be amended or terminated by the Committee in any respect except that no amendment or termination may be made after the date on which a Senior Manager is selected as a Participant for a Plan Year which would adversely affect the rights of such Participant with respect to such Plan Year.



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         7.4      OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan will be deemed in any way to limit, restrict or require the Company from making or to make any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

         7.5 PAYMENTS TO OTHER PERSONS. If payments are legally required to be made to any person other than the person to whom any amount is payable under the Plan, such payments will be made accordingly. Any such payment will be a complete discharge of the liability of the Company under the Plan.

         7.6 UNFUNDED PLAN. Nothing in this Plan will require the Company to purchase assets in a trust or other entity to which contributions are made or otherwise to segregate any assets for the purpose of satisfying any obligations under the Plan. Participants will have no rights under the Plan other than as unsecured general creditors of the Company.

         7.7 LIMITS OF LIABILITY. Neither the Company, the Committee nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, will have any liability to any party for any action taken or not taken in good faith under the Plan.

         7.8 NO RIGHT OF EMPLOYMENT. Nothing in this Plan will be construed as creating any contract of employment or conferring upon any Employee or Participant any right to continue in the employ or other service of the Company or limit in any way the right of the Company to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without Cause.

         7.9 SECTION HEADINGS. The section headings contained herein are for convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.

         7.10 INVALIDITY. Although the Participant and the Company consider the provisions hereof to be reasonable for the purpose of rewarding the Participant in a fair and legal manner, if any particular provision of this Plan, Performance Goals or Target Awards is not consistent with Federal, state or local law, then that provision will be reformed (such reformation to apply only with respect to the operation of such provision in the particular jurisdiction where such inconsistency exists) so that it is valid and which, insofar as practicable, implements the purposes and



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                  intent of the Plan, and such invalidity or unenforceability will not affect any other provision or part hereof.

         7.11 APPLICABLE LAW. The Plan will be governed by and interpreted in accordance with the laws of the jurisdiction where the Participant is currently located, or was last employed by the Company without regard to the conflict of law principles thereof.

         7.12 EFFECTIVE DATE. The Plan shall be effective as of January 1, 2005 and shall continue to be effective for each succeeding Plan Year until the Plan is amended or terminated. IN WITNESS WHEREOF, the Company has caused this Amendment Two to be executed this 23rd day of February, 2005.

Countrywide Financial Corporation



By:
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       Marshall Gates
       Senior Managing Director,
       Chief Administrative Officer


I HEREBY ACKNOWLEDGE THAT I HAVE READ, FULLY UNDERSTAND AND AGREE TO BE BOUND BY ALL OF THE TERMS AND CONDITIONS OF THE PLAN, TARGET AWARDS AND PERFORMANCE GOALS AND APPLICABLE INCENTIVE PLAN.

       Dated:
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                                          Participant Signature

                                          Printed Name:
                                                       -------------------------

                                          Title:
                                                --------------------------------

       Dated:                             Countrywide Financial Corporation
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                                          By:
                                             -----------------------------------
                                          Its:
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